UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	April 2, 2007
(Date of earliest event reported)

Protection One Alarm
Protection One, Inc.	Monitoring, Inc.
(Exact Name of Registrant	(Exact Name of Registrant
as Specified in Charter)	as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction	(State or Other Jurisdiction
of Incorporation)	of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

1035 N. 3rd St.	1035 N. 3rd St.
Suite 101	Suite 101
Lawrence, Kansas 66044	Lawrence, Kansas 66044
(Address of Principal Executive	(Address of Principal Executive
Offices, Including Zip Code)	Offices, Including Zip Code)

(785) 856-5500	(785) 856-5500
(Registrant’s Telephone Number,	(Registrant’s Telephone Number,
Including Area Code)	Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchage Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2007, in connection with the completion of the Merger described in Item 2.01 below, Protection One, Inc. (the “Company”) amended and restated its Stockholders Agreement (as amended and restated, the “Stockholders Agreement”) with affiliates of the Company’s majority stockholder, Quadrangle Group LLC (“Quadrangle”).  Pursuant to the Stockholders Agreement, the parties thereto are generally required, among other things, to use their reasonable best efforts to cause the Company’s board of directors to consist of nine members, including the Company’s President and Chief Executive Officer, Richard Ginsburg, five members designated by Quadrangle, two members designated pursuant to the Merger Agreement (defined below) for a period of not less than two years and one independent director selected by a majority of the eight other directors.  The Stockholders Agreement also contains the requirements for establishing a quorum of the Company’s board of directors.

The foregoing description of the material terms of the Stockholders Agreement is qualified by reference to the Stockholders Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The descriptions of the Supplemental Indenture, the POAMI Indenture, the Registration Rights Agreement, the Security Agreement, the Pledge Agreement and the Intercreditor Agreement (each as defined below), which are included in Item 2.03 below, are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

On April 2, 2007, in connection with the completion of the Merger, the Company terminated its management agreements, each dated April 18, 2005, with Quadrangle Advisors LLC (“QA”) and Quadrangle Debt Recovery Advisors LLC (“QDRA”), affiliates of the Company’s majority stockholder, Quadrangle, regarding business and financial advisory services provided by such parties to the Company.  The Company paid QA $250,000 and QDRA $125,000 in connection with such terminations, representing the second quarterly installments of the 2007 annual fees due to QA and QDRA under the management agreements.  Pursuant to the terms of the management agreements, the Company also paid QA and QDRA transaction fees aggregating approximately $1.9 million, or 1% of the aggregate value of the Merger.

Item 2.01 Completion of Acquisition.

On April 2, 2007, the merger (the “Merger”) of Tara Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of the Company, with and into Integrated Alarm Services Group, Inc. (“IASG”) was completed in accordance with the Agreement and Plan of Merger, dated as of December 20, 2006, among Merger Sub, the Company and IASG (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each outstanding share of IASG common stock was converted into the right to receive 0.29 share of the Company’s common stock.  Upon the closing of the Merger, IASG became a wholly owned subsidiary of the Company.

In connection with the Merger, the Company’s common stock was approved for listing on the Nasdaq Stock Market LLC (the “Nasdaq”) and now  trades under the symbol “PONE.”

IASG’s common stock, which traded under the symbol “IASG” prior to the completion of the Merger, has ceased trading on, and was delisted from, the Nasdaq.

The foregoing descriptions of the Merger and Merger Agreement are qualified by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed December 21, 2006.

On April 2, 2007, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On April 2, 2007, Protection One Alarm Monitoring, Inc. (“POAMI”) completed an exchange offer (the “Exchange Offer”) for up to $125 million aggregate principal amount of the IASG 12% Senior Secured Notes due 2011 (the “IASG Notes”).  Pursuant to the terms of the Exchange Offer, validly tendered IASG Notes were exchanged for a new series of notes issued by POAMI (the “POAMI Notes”). Of the $125 million aggregate principal amount of IASG Notes outstanding, approximately $115.3 million were tendered for exchange.  In connection with the Exchange Offer, IASG solicited consents for amendments to and waivers of certain provisions under the indenture governing the IASG Notes (the “IASG Indenture”).  Such amendments and waivers were approved and are set forth in the First Supplemental Indenture, dated as of April 2, 2007, among IASG, the guarantors named therein and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (the “Supplemental Indenture”).

Upon the completion of the Exchange Offer, IASG Notes that were not tendered for exchange were called for redemption effective as of May 2, 2007.  In connection with the redemption of the outstanding IASG Notes, on April 2, 2007, IASG deposited redemption proceeds with the trustee for such IASG Notes and thereby satisfied and discharged its and the guarantors’ obligations under the IASG Indenture and the Supplemental Indenture.

The POAMI Notes are governed by an indenture, dated as of April 2, 2007, among the Company, POAMI, the other guarantors named therein (together with the Company, the “Guarantors”) and the Trustee (the “POAMI Indenture”).  The POAMI Notes mature on the same date (November 15, 2011) and were issued in the same principal amount (approximately $115.3 million) as the IASG Notes for which they were exchanged.  Interest on the POAMI Notes accrues from the last interest payment date on which interest was paid on the IASG Notes.  The POAMI Notes initially bear interest at the rate of 13% per annum, payable semiannually on May 15 and November 15 of each year, commencing on May 15, 2007.  Pursuant to the terms of the Registration Rights Agreement, dated as of April 2, 2007, among POAMI and certain holders of the POAMI Notes (the “Registration Rights Agreement”), following the consummation of a registered exchange offer pursuant to which the POAMI Notes are exchanged for notes that are registered with the Securities and Exchange Commission (the “SEC”), the POAMI Notes will bear interest at the rate of 12% per annum.

The POAMI Notes, which rank equally with POAMI’s existing and future senior secured indebtedness and any indebtedness incurred under POAMI’s senior credit facility, are jointly and severally guaranteed by the Guarantors and secured by second priority liens granted to the Trustee for the benefit of the holders of the POAMI Notes on substantially all of the Company’s and its subsidiaries’ tangible and intangible property.  Such security interests, which are governed by the Notes Security Agreement, dated as of April 2, 2007, among the Company, the Trustee and the other parties named therein (the “Security Agreement”), and the Pledge Agreement, dated as of April 2, 2007, among the Company, the Trustee and the other parties named therein (the “Pledge Agreement”), are junior to the first priority claims held by POAMI’s senior credit facility lenders.  The terms of the relationship between the holders of the first priority liens and the holders of the second priority liens are governed by an Intercreditor Agreement, dated as of April 2, 2007, among Bear Stearns Corporate Lending Inc., as administrative agent, the Trustee, POAMI and the Company (the “Intercreditor Agreement”).

The POAMI Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, consolidate or merge with or into other companies and enter into transactions with affiliates, subject to certain limitations and exceptions as set forth in the POAMI Indenture.

Upon the occurrence of certain change of control events, each holder of POAMI Notes has the right to require POAMI to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s POAMI Notes, and POAMI will offer a payment in cash to such holder equal to 101% of the aggregate principal amount of the POAMI Notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

POAMI may redeem the POAMI Notes at any time prior to November 15, 2008 at its option, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the POAMI Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the POAMI Notes being redeemed on the redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis, plus 50 basis points, plus accrued and unpaid interest and additional interest, if any, to the date of redemption.  POAMI may also redeem the POAMI Notes at any time on and after November 15, 2008, in whole or in part, at the redemption prices set forth in the POAMI Indenture, plus accrued and unpaid interest and additional interest, if any, to the date of redemption.

If an event of default occurs under the POAMI Indenture, including, without limitation, a default in the payment when due of principal or interest on the POAMI Notes, failure by the Company or its restricted subsidiaries to comply with any of their agreements in the POAMI Indenture or defaults by the Company or its restricted subsidiaries under certain other agreements evidencing indebtedness, subject, in each case, to applicable cure periods, the Trustee or the holders of at least 25% in principal amount of the POAMI Notes may declare the principal of and accrued but unpaid interest on all the POAMI Notes to be due and payable.

The foregoing descriptions of the material terms of the Exchange Offer, the POAMI Notes, the Supplemental Indenture, the POAMI Indenture, the Registration Rights Agreement, the Security Agreement, the Pledge Agreement and the Intercreditor Agreement are qualified by reference to the Supplemental Indenture, the POAMI Indenture, the Registration Rights

Agreement, the Security Agreement, the Pledge Agreement and the Intercreditor Agreement, copies of which are filed as Exhibits 4.1-4.3 and 10.2-10.4 hereto and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The descriptions of the Supplemental Indenture, the POAMI Indenture, the Registration Rights Agreement, the Security Agreement, the Pledge Agreement and the Intercreditor Agreement, which are included in Item 2.03 above, are incorporated by reference into this Item 3.03.

Item 5.02 Election of Directors.

Pursuant to the Merger Agreement, former IASG directors Raymond C. Kubacki and Arlene M. Yocum were appointed to the Company’s board of directors, effective as of April 2, 2007.  Mr. Kubacki, who served as a director of IASG since 2004, will also serve on the Company’s audit committee.  Ms. Yocum served as a director of IASG since 2005.

Also, pursuant to the Stockholders Agreement, Thomas J. Russo, one of Quadrangle’s designees, was appointed to the Company’s board of directors, effective as of April 2, 2007.

As of the date of this current report on Form 8-K, the Company is not aware of any information with respect to the new directors identified herein that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith.  To the extent such information is required by this item, they will be filed with the SEC by amendment to this current report on Form 8-K no later than 71 days after the date on which this current report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith.  To the extent such information is required by this item, it will be filed with the SEC by amendment to this current report on Form 8-K no later than 71 days after the date on which this current report on Form 8-K is required to be filed.

(d) Exhibits

4.1                                 First Supplemental Indenture, dated as of April 2, 2007, among IASG, the guarantors named therein and the Trustee.

4.2                                 Indenture, dated as of April 2, 2007, among the Company, POAMI, the other guarantors named therein and the Trustee.

4.3                                 Registration Rights Agreement, dated as of April 2, 2007, among POAMI and certain holders of the POAMI Notes.

10.1                           Amended and Restated Stockholders Agreement, dated as of April 2, 2007, among Quadrangle Master Funding Ltd, POI Acquisition, LLC and the Company.

10.2                           Notes Security Agreement, dated as of April 2, 2007, among the Company, the Trustee and the other parties named therein.

10.3                           Pledge Agreement, dated as of April 2, 2007, among the Company, the Trustee and the other parties named therein.

10.4                           Intercreditor Agreement, dated as of April 2, 2007, among Bear Stearns Corporate Lending Inc., as administrative agent, the Trustee, POAMI and the Company.

99.1                           Press release, dated April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: April 6, 2007	By: /s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: April 6, 2007	By: /s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer